                                                                   EXHIBIT 10.10
                                      LEASE

THIS LEASE (this "Lease") is made as of February 10, 2000 by and between

"Landlord"    RIGGS & CO., a division of RIGGS BANK N.A., as Trustee of the
              Multi-Employer Property Trust, a trust organized under 12 C.F.R.
              Section 9.18

              and

"Tenant"      HealthGate Data Corp., a Delaware corporation

                          SECTION A: TABLE OF CONTENTS

SECTION 1: DEFINITIONS.....................................................    1

SECTION 2: PREMISES AND TERM...............................................    4
    2.1  Lease of Premises.................................................    4
    2.2  Lease Term........................................................    4
    2.3  Plans and Specifications..........................................    5
    2.4  Commencement Date.................................................    6
    2.5  Tenant's Contribution to Tenant Improvement Costs.................    7
    2.6  Memorandum of Commencement Date...................................    7
    2.7  Use and Conduct of Business.......................................    7
    2.8  Compliance with Governmental Requirements and Rules and
         Regulations.......................................................    7
SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE...    8
    3.1  Payment of Rental.................................................    8
    3.2  Base Rent.........................................................    8
    3.3  Security Deposit..................................................    8
    3.4  Additional Rent...................................................    9
    3.5  Utilities.........................................................   11
    3.6  Holdover..........................................................   12
    3.7  Late Charge.......................................................   12
    3.8  Default Rate......................................................   12

SECTION 4: GENERAL PROVISIONS..............................................   12
    4.1  Maintenance and Repair by Landlord................................   12
    4.2  Maintenance and Repair by Tenant..................................   12
    4.3  Common Areas/Security; Building Services..........................   12
    4.4  Tenant Alterations................................................   13
    4.5  Tenant's Work Performance.........................................   13
    4.6  Surrender of Possession...........................................   14
    4.7  Removal of Property...............................................   14
    4.8  Access............................................................   14
    4.9  Damage or Destruction.............................................   15
    4.10 Condemnation .....................................................   15
    4.11 Parking ..........................................................   16
    4.12 Indemnification ..................................................   16
    4.13 Tenant Insurance .................................................   16
    4.14 Landlord's Insurance .............................................   17
    4.15 Waiver of Subrogation ............................................   17
    4.16 Assignment and Subletting by Tenant ..............................   17
    4.17 Assignment by Landlord ...........................................   19
    4.18 Estoppel Certificates and Financial Statements ...................   19
    4.19 Modification for Lender ..........................................   20
    4.20 Hazardous Substances .............................................   20
    4.21 Access Laws ......................................................   21
    4.22 Quiet Enjoyment ..................................................   21
    4.23 Signs ............................................................   21
    4.24 Subordination ....................................................   21
    4.25 Workers Compensation Immunity ....................................   22
    4.26 Brokers ..........................................................   22
    4.27 Exculpation and Limitation of Liability ..........................   22
    4.28 Mechanic's Liens and Tenant's Personal Property Taxes ............   22
    4.29 Intentionally deleted ............................................   23

SECTION 5: DEFAULT AND REMEDIES............................................   23
    5.1  Events of Default.................................................   23
    5.2  Remedies..........................................................   23
    5.3  Right to Perform..................................................   25
    5.4  Landlord's Default................................................   25

SECTION 6: MISCELLANEOUS PROVISIONS .......................................   25
    6.1  Notices...........................................................   25
    6.2  Attorney's Fees and Expenses......................................   25
    6.3  No Accord and Satisfaction........................................   25
    6.4  Successors; Joint and Several Liability...........................   25
    6.5  Choice of Law.....................................................   26
    6.6  No Waiver of Remedies.............................................   26
    6.7  Offer to Lease....................................................   26
    6.8  Force Majeure.....................................................   26
    6.9  Landlord's Consent................................................   26
    6.10 Severability; Captions ...........................................   26
    6.11 Interpretation ...................................................   26
    6.12 Incorporation of Prior Agreement; Amendments .....................   26
    6.13 Authority ........................................................   27
    6.14 Time of Essence ..................................................   27
    6.15 Survival of Obligations ..........................................   27
    6.16 Consent to Service ...............................................   27
    6.17 Landlord's Authorized Agents .....................................   27
    6.18 Waiver of Jury Trial .............................................   27
    6.19 Intentionally deleted ............................................   27
    6.20 Year 2000 Compliance .............................................   27

LISTING OF EXHIBITS

Exhibit A Drawing Showing Location of the Premises
Exhibit B Listing of Plans and Specifications for Tenant Improvements Exhibit C Form of Memorandum of Commencement Date
Exhibit D Rules and Regulations
Exhibit E Fee Schedule
Exhibit F Cleaning Schedule


                             SECTION 1: DEFINITIONS

1.1 DEFINITIONS. Each underlined term in this section shall have the meaning set forth next to that underlined term.

1.2 ACCESS LAWS: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

1.3      ADDITIONAL RENT: Defined in paragraph captioned "Additional Rent".

1.4      BASE AMOUNT: Defined in paragraph captioned "Additional Rent".

1.5      BASE RENT: Base Rent shall be as follows:

Premises                 Period             Annual Base Rent      Monthly Payment
--------                 ------             ----------------      ---------------

Premises A & B           Commencement        at the rate of
                     Date to 6-30-00         $303,345.00          $ 25,278.75

Premises A, B & C      7-1-00 to 6-30-01     $860,652.00          $ 71,721.00
                       7-1-01 to 6-30-02     $876,590.00          $ 73,049.17
                       7-1-02 to 6-30-03     $892,528.00          $ 74,377.33
                       7-1-03 to 6-30-04     $908,466.00          $ 75,705.50
                       7-1-04 to 6-30-05     $924,404.00          $ 77,033.67


1.6 BROKERS: Tenant was represented in this transaction by Spaulding & Slye/Colliers International, a licensed real estate broker. Landlord was represented in this transaction by Trammell Crow Company, a licensed real estate broker

1.7 BUILDING: The building located on the Land at 25 Corporate Drive, Burlington, Massachusetts, commonly known as 500 Burlington Centre and containing approximately 124,854 rentable square feet.

1.8 BUSINESS DAY: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in the Commonwealth of Massachusetts.

1.9 CLAIMS: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and expenses (including reasonable attorneys' fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

1.10     COMMENCEMENT DATE: Premises A & B: The earlier of (a) March 1, 2000 and
(b) the date on which the Premises shall have attained Substantial Completion (including delivery of a certificate of occupancy in respect of the Premises; see paragraph 1.34 for the definition of "Substantial Completion"). Premises C:
July 1, 2000.

1.11 ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES AND ESTIMATED PROPERTY TAXES ALLOCABLE TO THE PREMISES: Each defined in paragraph captioned "Additional Rent".

1.12 EVENTS OF DEFAULT: One or more of those events or states of facts defined in the paragraph captioned "Events of Default".

1.13 GOVERNMENTAL AGENCY: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.


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1.14     GOVERNMENTAL REQUIREMENTS: Any and all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency as now or later amended.

1.15 HAZARDOUS SUBSTANCE(S): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, substance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

1.16 LAND: The land upon which the Building is located in Burlington, Middlesex County, Massachusetts.

1.17 LANDLORD: The trust named on the first page of this Lease, or its successors and assigns as provided in paragraph captioned "Assignment by Landlord".

1.18 LANDLORD'S AGENTS: Any and all partners, officers, agents, employees, trustees, investment advisors and consultants of Landlord.

1.19 LEASE TERM: Premises A & B: Commencing on the Commencement Date in respect of Premises A & B (the "Premises A & B Commencement Date"), and ending June 30, 2005; Premises C: Commencing on July 1, 2000 and ending on June 30, 2005.

1.20 MANAGER: Trammell Crow Company, or its replacement as specified by written notice from Landlord to Tenant.

1.21 MANAGER'S ADDRESS: 25 Corporate Drive, Burlington, Massachusetts 01803, which address may be changed by written notice from Landlord to Tenant.

1.22     OPERATING COSTS: Defined in paragraph captioned "Additional Rent".

1.23 OPERATING COSTS ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "Additional Rent".

1.24 PARKING RATIO: 3.3 spaces per 1,000 square feet of rentable area in the Premises.

1.25 PERMITTED USE: General business offices, and for no other use whatsoever, and so long as such use is consistent with Governmental Requirements and with first-class buildings of the same or similar use as the Building located in the metropolitan area in which the Building is located.

1.26 PLANS AND SPECIFICATIONS: (a) Those certain plans and specifications for the Tenant Improvements as listed in Exhibit B and any modifications to them approved in writing by Landlord and Tenant; or (b) if Exhibit B does not include a listing of such plans and specifications, then such plans and specifications shall be prepared by Tenant (the "Preparing Party") and delivered to Landlord (the "Receiving Party") and approved by Landlord and Tenant as set forth in the paragraph captioned "Plans and Specifications".

1.27     PREPAID RENT: $25,278.75, being the first (1) month of initial Base
Rent due.

1.28 PREMISES: Three (3) areas being (i) Premises A containing approximately 7,735 rentable square feet on the third (3rd) floor, substantially as depicted on the plan attached to this Lease as Exhibit A; (ii) Premises B containing approximately 3,500 rentable square feet adjacent to Premises A, substantially as depicted on Exhibit A; and Premises C containing approximately 20,641 rentable square feet adjacent to Premises A and Premises B, substantially as depicted on Exhibit A. Collectively, Premises A, B and C shall be referred to as the "Premises."

1.29     PRIME RATE: Defined in paragraph captioned "Default Rate".

1.30 PROPERTY TAXES: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building or improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, related improvements or personal property; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the general area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building, related improvements or personal property or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building, related


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
improvements or personal property, including any tax on gross receipts or any excise tax or other charges levied by any Governmental Agency with respect to the possession, leasing, operation, maintenance, alteration, repair, use or occupancy of any or all of such Land, Building, related improvements, personal property or the rent earned by any part of or interest in such Land, Building, related improvements or personal property; (e) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building, related improvements or personal property or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building, related improvements or personal property; (f) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building, related improvements or personal property; and (g) tax consultant fees and expenses and costs of appeals of any property taxes. Property Taxes shall not include taxes on Landlord's net income or any inheritance, estate or gift taxes. Property Taxes shall be reduced by the amount of any abatement, net of Landlord's costs of obtaining such abatement, granted by any Governmental Agency on the Land, Building, related improvements or any personal property owned by Landlord associated with such Land, Building, or improvements and on account of any Year in which Tenant shall have paid Property Taxes Allocable to the Premises, as hereinafter defined.

1.31 PROPERTY TAXES ALLOCABLE TO THE PREMISES: Defined in paragraph captioned "Additional Rent".

1.32 PUNCH LIST WORK: Minor items of repair, correction, adjustment or completion as such phrase is commonly understood in the construction industry in the metropolitan area in which the Land is located.

1.33 SECURITY DEPOSIT: An amount equal to the sum of (i) Landlord's lease transaction costs, including all brokerage fees and attorney's fees paid by Landlord in connection with the negotiation and execution of the Lease and (ii) the amount of the Tenant Improvement Allowance, as defined herein, allocable to the preparation of Premises B for Tenant's occupancy. From and after the execution of this Lease through October 1, 2000, the amount of the Security Deposit shall be subject to increase from time to time to the extent that Landlord may, on or before October 1, 2000, approve Plans and Specifications for the preparation of Premises A and/or Premises C, or portions thereof, as the case may be, and for which preparation an amount of the Tenant Improvement Allowance shall be available in accordance with the terms of the Lease to pay toward the construction of Tenant Improvements in such Premises. The Security Deposit shall be increased by the amount equal to the amount of such further Tenant Improvement Allowance, and such increase to the Security Deposit shall be deposited with Landlord in the manner specified in paragraph 3.3 hereof promptly upon Landlord's approval of such Plans and Specifications. The availability of such additional amount of the Tenant Improvement Allowance shall be expressly conditioned upon Landlord's prior receipt of the increase in the Security Deposit, as aforesaid. As of the date which is twelve (12) months after payment of the final amount drawn for the Tenant Improvement Allowance and as of each subsequent anniversary of such date falling during the Term, the amount of the Security Deposit shall be reduced by twenty percent (20%) of the amount then held by Landlord provided that (i) Tenant shall not then be in default under this Lease and (ii) Tenant shall maintain, in Landlord's reasonable judgment, good financial standing as shown on Tenant's then most recent audited financial statement. If during the Term Tenant shall register and then actually offer stock for sale in an initial public offering, Landlord may, in its sole discretion, but without obligation hereby, consider a further reduction of the Security Deposit, based on Tenant's audited financial statement issued in connection with such offering.

1.34 SUBSTANTIAL COMPLETION: The date that the Tenant Improvements have been completed substantially in accordance with the Plans and Specifications, subject to Punch List Work, and the building department for the Town of Burlington, Massachusetts shall have issued a certificate of occupancy for the Premises.

1.35     TENANT: The person or entity named on the first page of this Lease.

1.36     TENANT ALTERATIONS: Defined in paragraph captioned "Tenant
Alterations".

1.37 TENANT IMPROVEMENT ALLOWANCE: The maximum amount to be expended by Landlord, if any, for the cost of Tenant Improvements (including architectural, engineering, permitting and space planning fees, plus the Construction Management Fee [see paragraph 2.5] equal to three percent [3%] of the total cost of preparing the Premises for Tenant's occupancy) which maximum shall not exceed Three Hundred Eighteen Thousand Seven Hundred Sixty and 00/100 Dollars ($318,760.00), or Ten and 00/100 Dollars ($10.00) per rentable square foot, provided, however, and notwithstanding anything to the contrary contained in the foregoing, the actual amount of the Tenant Improvement Allowance to be paid by Landlord in respect of the preparation of the Premises for Tenant's


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
occupancy shall be determined as of October 1, 2000, based upon the Plans and Specifications to the extent of Landlord's approval thereof by October 1, 2000. If as of October 1, 2000, the cost of the Tenant Improvements, as then shown on the Plans and Specifications and to the extent then approved by Landlord, shall be less than the aforesaid amount, then notwithstanding anything to the contrary contained herein, such cost shall be deemed to be the final Tenant Improvement Allowance and Tenant shall be deemed to have forfeited any right to any Tenant Improvement Allowance in excess of such final amount. There shall be no credit or payment due Tenant on account of any unexpended portion of the Tenant Improvement Allowance.

1.38 TENANT IMPROVEMENTS: Those alterations or improvements to the Premises as appear and are depicted in the Plans and Specifications.

1.39 TENANT'S AGENTS: Any and all officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant.

1.40 TENANT'S PRO RATA SHARE initially shall be nine and zero one hundredths percent (9.00%) based upon Premises A and B. Commencing as of July 1, 2000, Tenant's Pro Rata Share shall be twenty-five and fifty-three one hundredths percent (25.53%) based upon Premises A, B and C in the aggregate.

1.41     YEAR: A calendar year commencing January 1 and ending December 31.



                          SECTION 2: PREMISES AND TERM

2.1 LEASE OF PREMISES. Landlord demises and leases the Premises to Tenant, and Tenant hires and takes the Premises from Landlord, upon the terms and conditions set forth in this Lease.

2.2 LEASE TERM. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.

         2.2.1 OPTION TO EXTEND. While the Lease is in full force and effect, provided the Tenant is not in default of any of the terms, covenants and conditions thereof, beyond any applicable notice and cure periods, and that HealthGate Data Corp. is itself occupying not less than seventy percent (70%) of the Premises then demised to Tenant both as of the time of option exercise and as of the commencement of the herein additional term, Tenant shall have the right or option to extend the original term of this Lease for two (2) additional periods of five (5) years each. Such extensions of the original term shall be on the same terms, covenants and conditions as provided for in the original term except that Tenant shall have no further options to extend the term, and except that the base rental during the extended terms shall be the then fair market rental value, as determined by Landlord, taking into account provisions for subsequent increases and other adjustments for new leases then currently being negotiated or executed in comparable space located in the office park in which the Building is located, or if no new leases are then being negotiated or executed in such office park, the fair market rental value shall be determined by Landlord taking into account new leases then being negotiated or executed for comparable space located elsewhere in first-class office buildings located in the Burlington, Massachusetts area, provided, however, that in no event shall the Base Rent payable on account of the then additional term be less than the annual Base Rent payable for the Premises as of the date immediately preceding the commencement of such additional term. Notice of Tenant's intention to exercise this option must be given to Landlord, in writing, not less than twelve
(12) months prior to the expiration of the then current Term of the Lease. Within 30 days of Landlord's receipt of notice of Tenant's intention to exercise the option to extend, Landlord, in writing, shall notify Tenant of the then fair market rental value of the Premises for such extended term. Landlord shall have no obligation to prepare, refurbish or construct the Premises or any part thereof prior to the commencement of the herein additional term or otherwise provide any amount of improvement allowance in respect of the Premises.

         2.2.2 RIGHT OF FIRST OPPORTUNITY TO LEASE VACANT SPACE. While the Lease is in full force and effect, provided the Tenant is not in default of any of the terms, covenants and conditions thereof, and, provided further, that HealthGate Data Corp. is itself occupying not less than seventy percent (70%) of the Premises then demised to Tenant both at the time Tenant shall exercise the right herein to lease additional space and as of the commencement of the Term in respect of such additional space, Tenant shall have the one-time right to lease additional space ("RFO Premises") as hereinafter set forth. When the RFO Premises become available (i.e., when Landlord determines that the then current tenant of such RFO Premises will vacate such RFO Premises), Landlord shall first offer such RFO Premises to Tenant on an "As Is" basis. The Base Rent payable for the RFO Premises shall be the fair market rental value of such RFO Premises as determined by Landlord as of the commencement of the term in respect of such RFO Premises, provided,


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
however, that in no event shall the Base Rent per square foot of the RFO Premises be less than the then current Base Rent per square foot payable in respect of the Premises then demised to Tenant. Tenant shall have seven (7) business days from notification of Landlord within which to accept Landlord's offer and to enter into a written agreement to lease the RFO Premises from Landlord within twenty (20) business days after the date of Tenant's acceptance. Tenant shall thereafter lease such RFO Premises for a term which will commence not earlier than the later of (i) the date which shall be thirty (30) days after the date on which Tenant shall accept Landlord's offer to lease the RFO Premises and (ii) the day next following the date on which any tenant(s) occupying all or any part of the RFO Premises shall vacate all of the RFO Premises, and will expire simultaneously with the Term of this Lease. Notwithstanding anything to the contrary contained in the foregoing, Tenant shall have no right to lease the RFO Premises unless, at the time of Tenant's acceptance of Landlord's offer and Tenant's execution and delivery of the aforesaid written agreement to lease the RFO Premises, there shall be a minimum of three (3) years remaining in the Term, provided, however, that if at the time Tenant shall accept Landlord's offer there shall be less than three (3) years remaining in the initial Term, then Tenant may accept Landlord's offer only on the express condition that Tenant simultaneously exercise its option provided in paragraph 2.2.1 to extend the Term (subject always to the conditions for the valid exercise of such option as stated therein). If Tenant has not accepted Landlord's offer in writing within said seven (7) business day time period or shall not enter into said written agreement within said twenty (20) business day period, this right of first opportunity shall expire as to such RFO Premises and Tenant shall have no further right to lease such RFO Premises, Landlord shall have no further duty to offer the RFO Premises or any other space to Tenant when it becomes available, and Landlord shall be free to offer such space to any third party for lease on such terms and conditions as Landlord shall determine in its own discretion and without obligation to reoffer the space to tenant. The RFO Premises shall be defined as the space currently leased to Santa Cruise Operation, Inc., containing approximately 3,543 rentable square feet and situated on the third
(3rd) floor of the Building, substantially as shown on Exhibit A.

         2.2.3 TENANT'S RIGHT OF TERMINATION AT END OF THIRD YEAR. While the Lease is in full force and effect, provided the Tenant is not in default of any of the terms, covenants and conditions thereof, both as of the time of Tenant's exercise of the right to terminate this Lease and as of the effective termination date, Tenant shall have the right to terminate this Lease effective as of June 30, 2003. Tenant shall exercise the foregoing right by giving Landlord written notice (the "Termination Notice") of its exercise of its termination right not later than September 30, 2002. If Tenant exercises its right of termination, on or before June 30, 2003 Tenant shall vacate and surrender to Landlord all Premises then demised to Tenant in the condition in which the Premises are required to be delivered to Landlord upon the expiration or sooner termination of the Term pursuant to, without limitation, paragraph 4.6 of the Lease. Simultaneously with Tenant's delivery of Tenant's Notice, Tenant shall pay to Landlord an amount equal to the sum of (i) six (6) months worth of Base Rent, Additional Rent and other charges at the rate then in effect under the Lease, plus (ii) the then (i.e., as of the date of the Termination Notice) unamortized amount of the Tenant Improvement Allowance, calculated on a straight line basis over the original Term of the Lease, plus (iii) the then unamortized amount of Landlord's leasing commissions payable on account of this Lease calculated on a straight line basis over the original Term of this Lease. Landlord shall calculate the said unamortized amounts (utilizing an interest factor of eleven percent [11%] per annum) and notify Tenant thereof prior to the payment due date. If Tenant shall fail to give its Termination Notice in a timely manner or pay any amount when and as due in accordance with the foregoing, then this Lease shall not be deemed terminated as of the effective termination date, and the Lease shall continue in full force and effect for the remainder of the Term, and Landlord shall have all rights and remedies available to it as specified under this Lease, such timely notice and payment being of the essence hereof. Nothing contained in this paragraph 2.2.3 shall be deemed to relieve Tenant of the covenants, agreements and obligations on its part to be kept and performed under this Lease from and after the giving of its Termination Notice through the effective termination date (including, without limitation, Tenant's obligation to pay Base Rent and other charges under this Lease).

2.3 PLANS AND SPECIFICATIONS. If clause (b) of the definition of Plans and Specifications is applicable, then the Preparing Party shall deliver the plans and specifications for the Tenant Improvements to the Receiving Party. Upon receipt of the proposed plans and specifications, the Receiving Party shall either (a) approve and return them to the Preparing Party within ten (10) Business Days after such receipt in which case such proposed plans and specifications shall be the Plans and Specifications, or (b) if the Receiving Party disapproves the plans and specifications, it shall


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
provide the Preparing Party with notice of disapproval together with its specific objections within such ten (10) Business Day period. If the Receiving Party disapproves any portion of the proposed plans and specifications in accordance with the previous sentence, then Landlord and Tenant shall use good faith efforts to reach mutually acceptable Plans and Specifications. If Landlord and Tenant are unable to reach mutually acceptable Plans and Specifications within twenty (20) Business Days of the Preparing Party's receipt of the Receiving Party's notice of disapproval, then either party may terminate this Lease, without any liability to the other party, upon five (5) Business Days' written notice provided, however, that Landlord shall return to Tenant all Prepaid Rent and any Security Deposit made hereunder by Tenant, less the amount of Landlord's actual costs incurred in preparing and/or reviewing, as the case may be, such Plans and Specifications.

2.4 COMMENCEMENT DATE. Landlord shall prepare the Premises for Tenant's occupancy in accordance with the Plans and Specifications. Landlord's preparation of the Premises ("Landlord's Work") shall be performed by Landlord's contractors and the Tenant Improvement Allowance shall be applied against the cost thereof as provided in paragraph 2.5 hereof. Landlord shall notify Tenant in writing of Substantial Completion. If Tenant believes that Substantial Completion has not occurred, Tenant shall notify Landlord in writing of its objections within ten (10) Business Days after its receipt of the Landlord's notice described in the preceding sentence. Landlord shall have a reasonable time after its receipt of Tenant's notice in which to take such action as may be necessary to achieve Substantial Completion, and shall notify Tenant in writing when such has been completed. As of the date of this Lease, Tenant is in possession of Premises C. Taking of possession by Tenant of the whole or any part of Premises A and/or Premises B prior to March 1, 2000 or Substantial Completion in respect of Premises A and B shall establish the Commencement Date as specified in the definition of that term for both Premises A and B and the establishment of such fact upon the taking of possession shall occur even if Tenant disputes whether Substantial Completion has occurred or attempts to condition or qualify the taking of possession. Such taking of possession shall further establish that the Premises are in good and satisfactory condition when possession was so taken and the Commencement Date has occurred. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. In the event of any dispute as to whether Substantial Completion has occurred, the certificate of Landlord's architect or general contractor shall be conclusive. If on the date of Substantial Completion, Punch List Work remains to be completed, Landlord and Tenant shall agree on such Punch List Work prior to occupancy by Tenant and Landlord will promptly complete it after the date of Substantial Completion. In no event shall Tenant's refusal or failure to agree on the nature and extent of Punch List Work or the existence of items of Punch List Work delay or postpone the occurrence of the date of Substantial Completion or the Commencement Date. Tenant shall make no changes to the Plans and Specifications or the work reflected in the Plans and Specifications without the written consent of Landlord. Notwithstanding anything to the contrary herein contained, Landlord shall perform Landlord's Work in respect of Premises C while Tenant is in occupancy of Premises C and may perform Landlord's Work in respect of Premises A and/or B subsequent to March 1, 2000 and possibly while Tenant is in occupancy of Premises A and/or B, or parts thereof. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from the performance of Landlord's Work.

         2.4.1 ACCESS FOR TELECOMMUNICATIONS INSTALLATION. During the period which is two (2) weeks prior to the date of Substantial Completion of Premises A, B and C respectively, and as to the occurrence of which Landlord shall notify Tenant of its reasonable estimate, Tenant and its contractors shall be permitted reasonable access to the Premises in order to install Tenant's telecommunications equipment, and for furniture set up. Access to the Premises by Tenant or such contractors as provided above shall not require Tenant to commence paying Base Rent or Additional Rent prior to the Commencement Date, provided, however, upon entry into the Building by Tenant or Tenant's Agent's, including, without limitation, Tenant's contractors, all of the other terms, provisions and conditions of the Lease shall be deemed to be in full force and effect, including without limitation, paragraphs 4.4, 4.5, 4.12, 4.13 and 4.28. Tenant's contractors who are employed for the foregoing purposes shall conform in all respects to the requirements set forth in paragraph 4.5. To the extent that Landlord shall have the right to do so, Landlord shall permit Tenant and Tenant's contractors access to and use of such telecommunications copper and fiber optic cable which Landlord shall have connected or shall have caused or permitted to have been connected to the Building as shall be reasonably necessary in order for Tenant to establish telecommunications services to the Premises. All such installation work to be performed in the Building or in the Premises, as the case may be, shall be subject to Landlord's review and prior written approval in accordance with the terms of the Lease, including, without limitation, paragraph 4.4. All such telecommunications work shall be performed by or at the expense of Tenant. Landlord makes no representation as to the availability or sufficiency of existing cabling serving the Building, or as to its suitability for Tenant's purposes.

2.5 TENANT'S CONTRIBUTION TO TENANT IMPROVEMENT COSTS. Tenant shall be responsible for all costs to prepare the Premises for Tenant's occupancy, including all hard and soft costs, such as and without limitation, labor and materials, architectural, engineering, permitting and space planning fees (collectively, the "Tenant Improvement Costs"). Tenant further agrees to pay Landlord a construction management fee (the "Construction Management Fee") equal to three percent (3%) of the Tenant Improvement Costs. The Tenant Improvement Allowance shall be applied against the Tenant Improvement Costs and the Construction Management Fee. Tenant shall not be entitled to receive any credit or payment on account of any unexpended portion of the Tenant Improvement Allowance. If the cost of the Tenant Improvements and the Construction Management Fee exceed the Tenant Improvement Allowance, Tenant shall pay to Landlord on demand and prior to Landlord's commencement of the work to prepare the Premises for Tenant's occupancy, any amount which is Tenant's responsibility to pay. If Tenant fails to pay to Landlord the cost of any such excess Tenant Improvements and Construction Management Fee as and when due, Landlord may elect to suspend work on the Tenant Improvements pending such timely payment, and the Commencement Date shall be deemed to have occurred on the date that the Tenant Improvements would have achieved Substantial Completion absent such suspension of work. All Tenant Improvements, regardless of which party constructed them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease; provided that, at Landlord's election and upon notice to Tenant given at the time of Landlord's approval of the Plans and Specifications, Tenant shall be required to remove all or any portion of the Tenant Improvements upon the expiration or earlier termination of this Lease.

2.6 MEMORANDUM OF COMMENCEMENT DATE. At Landlord's election and request, Tenant shall execute a Memorandum of Commencement Date in the form attached as Exhibit C. In no event shall Tenant record this Lease or the Memorandum of Commencement Date.

2.7 USE AND CONDUCT OF BUSINESS. The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises. Tenant's inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord's contracts affecting any or all of the Land or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building. Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. If any of Tenant's machines and equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such machines and equipment, as may be necessary to eliminate the disturbance.

2.8 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND RULES AND REGULATIONS. Tenant shall comply with all Governmental Requirements relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building, including the Rules and Regulations attached to this Lease as Exhibit D.

    SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 PAYMENT OF RENTAL. Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager's Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 BASE RENT. Tenant agrees to pay Base Rent to Landlord without demand, in advance on or before the first day of each calendar month of the Lease Term. Base Rent for any partial month at the beginning or end of the Lease Term shall be prorated. On execution of this Lease, Tenant has paid to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Commencement Date.

3.3 SECURITY DEPOSIT. As security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant agrees to pay to Landlord upon execution of this Lease the sum specified in the definition of the term Security Deposit. If Tenant shall breach or default with respect to any payment obligation or other covenant or condition of this Lease, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, and in such event, Tenant shall, upon demand by Landlord, deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the Lease Term. Landlord's use or application of all or any portion of the Security Deposit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Security Deposit shall be repaid to Tenant, without interest, within ten (10) Business Days after the expiration of this Lease. Tenant may not mortgage, assign, transfer or encumber the Security Deposit and any such act on the part of Tenant shall be without force or effect. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and all other sums payable under this Lease to Landlord for all periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord and applied against Landlord's damages.

         3.3.1 LETTER OF CREDIT IN LIEU OF CASH SECURITY DEPOSIT. In lieu of a cash Security Deposit, Tenant may deliver to Landlord an irrevocable and unconditional standby letter of credit made payable to Landlord, its successors and assigns, in the sum of the applicable amount of the Security Deposit (the "Letter of Credit"), in such form as is reasonably acceptable to Landlord, which shall secure the performance by Tenant of all obligations on the part of Tenant hereunder. The issuer of the Letter of Credit shall be a banking institution with at least a rating of A and otherwise reasonably acceptable to Landlord. Although Landlord shall only have the right to draw under the Letter of Credit as set forth herein, under the terms of the Letter of Credit, the sole condition to Landlord's draw upon the Letter of Credit shall be presentment to the issuer thereof, prior to or on the expiration date, of a demand for payment. The Letter of Credit shall be self-renewing from year to year during the Term of this Lease (in the applicable amount of the Security Deposit as may be in effect from time to time) so as to expire no earlier than thirty (30) days following the Lease expiration date and shall contain such other customary terms as Landlord requires in its reasonable discretion. It is agreed: (i) that the Letter of Credit may be drawn upon to cure any Event of Default that may exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof; and upon Landlord's demand, Tenant shall reimburse the issuer for the amount so drawn so that the Letter of Credit will be restored to its original amount; (ii) that the Letter of Credit may be drawn upon if the Letter of Credit has not been extended or renewed without amendment at least forty five (45) days prior to any then current expiration date thereof; (iii) that if the rating of the issuer of the Letter of Credit at any time drops below A, within sixty (60) days of Landlords demand, Tenant shall replace the Letter of Credit with another Letter of Credit in a form reasonably acceptable to Landlord and with an issuer with a rating of at least an A and otherwise reasonably acceptable to Landlord; Landlord may draw on the existing Letter of Credit if, after Landlord requests that Tenant replace the Letter of Credit as aforesaid, Landlord is not provided with a substitute Letter of Credit in a form, and from an issuer, satisfactory to Landlord as provided above at least fifteen (15) days prior to the then-current expiration date of the Letter of Credit; (iv) that should the Premises be conveyed by Landlord, the Letter of Credit or any portion thereof shall be assigned to Landlord from any and all liability with respect to the

Letter of Credit and its application or return, and Tenant agrees to look to such guarantee for such application or return; and (v) that the Letter of Credit shall be returned to Tenant no later than thirty (30) days after the expiration of the Term or any renewal or extension thereof, provided Tenant has vacated the Premises and surrendered possession thereof to Landlord at the expiration of the Term or any extension thereof as provided herein and has paid Landlord all sums due and owing under this Lease.

3.4 ADDITIONAL RENT. Definitions of certain terms used in this paragraph are set forth in subparagraph 3.4.5. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the "Additional Rent"):

         3.4.1 RENTAL ADJUSTMENT FOR ESTIMATED OPERATING COSTS AND PROPERTY TAXES. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises and estimated Property Taxes Allocable to the Premises for each Year and the amount payable monthly by Tenant for such Costs shall be computed as follows: one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises and the Estimated Property Taxes Allocable to the Premises exceeds the Base Amount shall be Additional Rent and shall be paid monthly by Tenant for each month during such Year after the Commencement Date. If the Commencement Date occurs on a date other than the first day of the Year, the statements provided by Landlord to Tenant and the computation of the monthly payment amounts shall be determined based on a proration of the excess amount over a 360-day year. If such written statement (except the first statement, which shall be prorated pursuant to the previous sentence) is furnished after the commencement of the Year, Tenant shall also make a retroactive lump-sum payment equal to the amount of the monthly payment amount multiplied by the number of months during the Year after the Commencement Date for which no payment was paid.

         3.4.2 ACTUAL COSTS. After the close of each Year, Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises and Property Taxes Allocable to the Premises during the preceding Year. If such costs for any Year exceed the Estimated Operating Costs Allocable to the Premises or the Estimated Property Taxes Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord with in twenty (20) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises or the Property Taxes Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises or the Property Taxes Allocable to the Premises, as the case may be, paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within twenty (20) Business Days following the date of such statement or, at Landlord's option, shall be credited towards the installment(s) of Additional Rent next coming due from Tenant.

         3.4.3 DETERMINATION. The determination of Operating Costs Allocable to the Premises and Property Taxes Allocable to the Premises shall be made by Landlord. Any sums payable under this Lease pursuant to this paragraph shall be Additional Rent and, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

         3.4.3.1 OPERATING COST AUDIT. Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than twelve (12) months following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that Tenant is not then in default of its obligation to pay Base Rent, Additional Rent or other payments required to be made by it under this Lease and provided that Tenant is not otherwise in default under this Lease, Tenant may, at Tenant's sole cost and expense, cause a Qualified Person (defined below) to inspect Landlord's records. Such inspection, if any, shall be conducted no more than once each Year, during Landlord's normal business hours within seventy five (75) Business Days after receipt of Landlord's written statement of Operating Costs Allocable to the Premises for the previous year, upon first furnishing Landlord at least fifteen (15) Business Days prior written notice. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of Landlord's choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment of Base Rent,

Additional Rent or other payments due to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Operating Costs Allocable to the Premises. If the actual Operating Costs Allocable to the Premises for any given Year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than 5%, Landlord shall reimburse Tenant for the cost of its audit. A "Qualified Person" means an accountant or other person experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on terms which do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph. Notwithstanding anything to the contrary contained in the foregoing, if the amount of any overpayment or underpayment by Tenant shall be determined by undisputed audit after the expiration or prior termination of the Lease Term, the amount of overpayment shall be refunded by Landlord to Tenant, provided there shall then be no outstanding amount due from Tenant to Landlord, or the amount of any underpayment shall be paid by Tenant upon receipt of a bill therefor from Landlord, as applicable. The provisions of the preceding sentence shall survive expiration or prior termination of the Lease Term.

         3.4.4 END OF TERM. If this Lease shall terminate on a day other than the last day of a Year, (a) Landlord shall estimate the Operating Costs Allocable to the Premises and the Property Taxes Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amounts determined under clause (a) of this sentence shall be prorated by multiplying each such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 360; (c) the Base Amount Allocable to the Premises on account of Operating Expense, net of Property Taxes and the Base Amount Allocable to the Premises on account of Property Taxes shall be prorated in the manner described in clause (b); (d) the clause (c) amounts (i.e., the prorated Base Amount Allocable to the Premises on account of Operating Expense, net of Property Taxes and the Base Amount Allocable to the Premises on account of Property Taxes, respectively) shall be deducted from the clause (b) amounts (i.e., the prorated Operating Costs Allocable to the Premises and the prorated Property Taxes Allocable to the Premises, respectively); (e) if the respective clause (d) amounts exceed the Estimated Operating Costs Allocable to the Premises and the Estimated Amount of Property Taxes Allocable to the Premises, respectively, paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within twenty (20) Business Days after Landlord's delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises and the Estimated Amount of Property Taxes Allocable to the Premises, respectively, paid by Tenant for the last Year in the Lease Term exceed the respective clause (d) amounts, then Landlord shall refund to Tenant the excess within the twenty (20) Business Day period described in clause
(e). Landlord's and Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

         3.4.5 DEFINITIONS. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

         BASE AMOUNT: The Base Amount on account of Operating Costs, net of Property Taxes, shall be the amount actually paid by Landlord in respect of calendar year 2000 on account of Operating Costs, net of Property Taxes The Base Amount on account of Property Taxes shall be the amount of Property Taxes in respect of fiscal tax year 1999 (July 1, 1998 through June 30, 1999) on account of Property Taxes.

         ESTIMATED OPERATING COSTS ALLOCABLE TO THE PREMISES: Landlord's estimate of Operating Costs allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

         ESTIMATED PROPERTY TAXES ALLOCABLE TO THE PREMISES: Landlord's estimated Property Taxes Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

         OPERATING COSTS: All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Building, related improvements, and the personal property used in conjunction with such Land, Building and related improvements, including all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, refuse collection, telephone charges, cable television or other electronic or microwave signal reception, steam, heat, cooling or any other service which is now or in the future considered a utility and which are not payable directly by tenants in the Building; (b) supplies; (c) cleaning and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, moving, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance; (f) management fees; (g) services of independent contractors; (h) compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with any service, repair, maintenance, replacement or improvement or other work included in this subparagraph; (i) license, permit and inspection fees; (j) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (k) rental of any machinery or equipment; (l) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (m) the cost of improvements, repairs or replacements; (n) maintenance and service contracts; (o) legal fees and other expenses of legal or other dispute resolution proceedings; (p) maintenance and repair of the roof and roof membranes, (q) costs incurred by Landlord for compliance with Access Laws, as set forth in the paragraph captioned "Access Laws"; (r) elevator service and repair, if any; and
         (s) any other expense or charge which in accordance with generally accepted accounting and management principles would be considered an expense of maintaining, operating, owning or repairing the Building. Without limiting the foregoing, Operating Costs shall include replacement of roofs and roof membranes; exterior painting; parking area resurfacing, resealing and restriping parking areas and driveways; upgrading of the HVAC systems in the Building, and other capital improvements which are intended to reduce Operating Costs; provided that, such capital improvements, whether installed before or after the Commencement Date, shall be amortized with market interest over their estimated useful lives as determined by Landlord and only the amortization installments and interest attributable to the Lease Term shall be an Operating Cost under this Lease.

                  Operating Costs shall not include any of the following: ground rent; interest and amortization of funds borrowed by Landlord for items other than capital improvements; leasing commissions and advertising and space planning expenses incurred in procuring tenants; and salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives. If less than ninety-five percent (95%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Operating Costs for such Year may include all additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Building been occupied at all times during such Year by tenants.

         OPERATING COSTS ALLOCABLE TO THE PREMISES: The product of Tenant's Pro Rata Share times Operating Costs.

         PROPERTY TAXES ALLOCABLE TO THE PREMISES: The product of Tenant's Pro Rata Share times Property Taxes.

3.5 UTILITIES. Tenant shall contract directly and pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. If any such service is not separately metered to the Premises, the cost therefor shall be billed by Landlord to Tenant as a part of Tenant's share of Operating Costs, provided that the cost of electric current for lights and convenience outlets shall be billed by Landlord to Tenant separately from, and in addition to, Operating Costs. Landlord estimates that the present cost of electric current for lights and convenience outlets only shall be $1.00 per square foot. Landlord makes no warranty or representation that such cost will not increase during the Term due to increases in electric rates or electricity consumption, as the case may be. HVAC service shall be provided to the Premises Monday through Friday (excluding holidays) from 8:00 a.m. to 6:00 p.m. and Saturdays (excluding holidays) from 8:00 a.m. to 12:00 noon. If Tenant shall require after-hours HVAC, Tenant may request such service by notifying Landlord's Manager not later than 11:00 a.m. of the day prior to the day on which such after-hours service shall be needed, and not later than 2:00 p.m. on the Thursday preceding any weekend for which such after-hours service shall be needed reasonably estimating the number of hours required for such after-hours service. Tenant shall pay for such additional HVAC service at Landlord's hourly rate in effect from time to time, the fee schedule initially in effect being attached as Exhibit E, and shall pay all charges therefor when and as billed by Landlord. Such charges shall be deemed Additional Rent under the Lease.

3.6 HOLDOVER. If Tenant shall, without the prior consent of Landlord, hold over after the expiration or termination of the Lease Term, Tenant shall be deemed to be occupying the Premises under a month-to-month tenancy, which tenancy may be terminated as provided by the laws of the state in which the Premises are located. During such tenancy, Tenant agrees to pay to Landlord 150% the rate of Base Rent in effect on the expiration or termination of the Lease Term, plus all Additional Rent and other sums payable under this Lease, and to be bound by all of the other covenants and conditions specified in this Lease, so far as applicable. The preceding provisions shall not be construed as consent for Tenant to hold over.

3.7 LATE CHARGE. If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, Tenant shall also pay a late charge equal to five percent (5%) of the amount of any such payment. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord's damage would be difficult to compute and the amount stated in this paragraph represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 DEFAULT RATE. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime rate of Riggs Bank N.A., or such other national banking institution designated by Landlord if such bank ceases to publish a prime rate (the "Prime Rate"), then in effect, plus four (4) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the "Default Rate"), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

                          SECTION 4: GENERAL PROVISIONS

4.1 MAINTENANCE AND REPAIR BY LANDLORD. Subject to the paragraphs captioned "Damage or Destruction" and "Condemnation", Landlord shall maintain the Building's systems, including, but not limited to all plumbing, electrical, HVAC, and other utilities and the public and common areas of the Building in reasonably good order and condition, except for damage occasioned by the act or omission of Tenant or Tenant's Agents which shall be paid for entirely by Tenant upon demand by Landlord, and ordinary wear and tear. In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall immediately give written notice to Landlord, and Landlord shall not be obligated in any way to commence such maintenance or repairs until a reasonable time elapses after Landlord's receipt of such notice.

4.2 MAINTENANCE AND REPAIR BY TENANT. Except as is expressly set forth as Landlord's responsibility pursuant to the paragraph captioned "Maintenance and Repair by Landlord," Tenant shall at Tenant's sole cost and expense keep and maintain the Premises in good condition and repair, including interior painting, cleaning of the interior side of all exterior glass, plumbing and utility fixtures and installations if repair of the aforesaid plumbing and utility fixtures and installations is necessitated by the act or negligence of Tenant or Tenant's Agents (except for any plumbing fixtures such as dishwashers, disposals and the like installed in the Premises for Tenant's exclusive use, which in all events shall be the responsibility of Tenant to keep and maintain in good order and repair at its own cost and expense), carpets and floor coverings, all interior wall surfaces and coverings including tile and paneling, replacement of all broken windows (including without limitation any exterior windows) if repair of windows is necessitated by the act or negligence of Tenant or Tenant's Agents, exterior and interior doors, roof penetrations and membranes in connection with any Tenant installations on the roof including satellite dishes, light bulb replacement and interior preventative maintenance. If Tenant fails to maintain or repair the Premises in accordance with this paragraph, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such maintenance or repair at Tenant's sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair within ten (10) Business Days of written demand from Landlord.

4.3 COMMON AREAS/SECURITY. The common areas of the Building shall be subject to Landlord's sole management and control. Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication; grant easements to which the Land will be subject, replat, subdivide, or make other changes to the Land; place, relocate and operate utility lines through, over or under the Land and Building; and use or permit the use of all or any portion of the roofs of the Building. Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building, and Tenant recognizes that security services, if any, provided by Landlord will be for the sole benefit of Landlord and the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, Landlord providing security or other protection for Tenant or Tenant's Agents or property in, on or about the Premises, Land or Building. Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the common areas. Notwithstanding anything to the contrary contained herein, Landlord shall, during the Lease Term, maintain the presence of night security in the Building during the hours as provided as of the date hereof. For purposes of this provision, during the Lease Term, "presence" may mean either the physical presence of a security guard in the Building or the installation of electronic surveillance devices within the Building in such configuration(s) as Landlord may reasonably determine, connected to a remote manned location established to monitor such electronic surveillance devices, but without precluding in any event the performance of normal and periodic rounds and visual inspections of the Building and the Park by such security guard. Landlord may modify or change the manner in which it shall maintain such security presence in the Building at any time and from time to time during the Lease Term, provided that such presence as described above is maintained.

4.4 TENANT ALTERATIONS. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing or wiring (individually and collectively "Tenant Alterations"), without first obtaining the consent of Landlord. Landlord's consent may be reasonably withheld if in Landlord's reasonable discretion any of the proposed Tenant Alterations, in whole or in part, shall have an adverse impact on the Building's structural elements, common areas or operating systems, or compromise the security of the Building or do not appear to be in keeping with Class A office buildings located in the Burlington, Massachusetts market area. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations and, if consent by Landlord is given, all such work shall be performed at Tenant's expense by Landlord or by Tenant at Landlord's election and by contracts previously approved by Landlord. Without limiting the generality of the foregoing, Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant's sole cost and expense, to obtain and provide Landlord with proof of insurance coverage and a payment and performance bond, in forms, amounts and by companies acceptable to Landlord. All Tenant Alterations to the Premises, regardless of which party constructed them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease, unless Landlord's consent to such Tenant Alterations is conditioned upon Tenant removing the Tenant Alterations upon the expiration or earlier termination of this Lease. If Tenant fails to remove any such Tenant Alterations as required by Landlord's consent, Landlord may do so and Tenant shall pay the entire cost thereof to Landlord within ten (10) Business Days after Tenant's receipt of Landlord's written demand therefor, which obligation shall survive expiration or earlier termination of the Lease. Tenant shall reimburse Landlord, upon receipt of demand therefor, for all out-of-pocket costs and expenses incurred by Landlord related to its review of Tenant's plans and specifications (regardless of whether Landlord approves Tenant's request) and Tenant's construction. Nothing contained in this paragraph or the paragraph captioned "Tenant's Work Performance" shall be deemed a waiver of the provisions of the paragraph captioned "Mechanic's Liens".

4.5 TENANT'S WORK PERFORMANCE. If Landlord elects to require Tenant to perform the Tenant Alterations, then the Tenant Alterations shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord (which approval shall be subject to Landlord's discretion and may include a requirement that the prime contractor and the respective subcontractors: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO and (b) employ only members of such labor organizations to perform work within their respective jurisdictions). Tenant's contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant's contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord's consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements; (3) carried out promptly in a good and workmanlike manner; (4) of all new materials; and (5) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant's Agents. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from any Claims arising as a result of any defect in design, material or workmanship of any Tenant Alterations.

4.6 SURRENDER OF POSSESSION. Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, reasonable use and wear excepted.

4.7 REMOVAL OF PROPERTY. Upon expiration or earlier termination of this Lease, Tenant may remove its trade fixtures, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) Tenant is not in default of any covenant or condition of this Lease at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering or lighting fixtures and apparatus) or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building, shall become the property of Landlord and shall remain upon and be surrendered with the Premises, except as may be otherwise provided in the paragraph captioned "Tenant Alterations" or the paragraph captioned "Tenant's Contribution to Tenant Improvement Costs". Tenant waives all rights to any payment or compensation for such property. If, at the expiration or earlier termination of this Lease or at such time as Landlord exercises its right of re-entry, Tenant has failed to remove any property from the Premises, Building or Land which it is entitled or required to remove as provided in this Lease, Landlord may, at its option, remove and store such property without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of twenty (20) Business Days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8 ACCESS. Tenant shall permit Landlord and Landlord's Agents to enter into the Premises at any time on at least two (2) Business Days' notice (except in case of emergency, in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one-hundred twenty
(120) Business Days prior to the expiration or sooner termination of this Lease and to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least ten (10) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant's Agents, or other persons claiming the right of admittance. Notwithstanding anything contained herein to the contrary, in Landlord's exercise of its foregoing rights, neither Landlord nor Landlord's Agents shall unreasonably interfere with Tenant's use and enjoyment of the Premises.

4.9      DAMAGE OR DESTRUCTION.

         4.9.1 If the Premises are damaged by fire, earthquake or other casualty, Tenant shall give immediate written notice thereof to Landlord. If Landlord estimates that the damage can be repaired within one hundred-twenty
(120) Business Days after Landlord is notified by Tenant of such damage and if there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in

Landlord's estimation, the damage cannot be repaired within such 120 Business Day period or if there are insufficient insurance proceeds available to repair such damage, Landlord may elect in its absolute discretion to either: (a) terminate this Lease or (b) restore the Premises to substantially the condition which existed prior to the damage and this Lease will continue. If Landlord restores the Premises under this paragraph, then (1) the Lease Term shall be extended for the time required to complete such restoration, (2) Tenant shall pay to Landlord, upon demand, Tenant's Pro Rata Share of any applicable deductible amount specified under Landlord's insurance and (3) Landlord shall not be required to repair or restore Tenant Improvements, Tenant Alterations, or any or all furniture, fixtures, equipment, inventory, improvements or other property which was in or about the Premises at the time of the damage and was not owned by Landlord. Base Rent, Additional Rent and any other sum due under this Lease during any reconstruction period shall not be abated. Tenant agrees to look to the provider of Tenant's insurance for coverage for the loss of Tenant's use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

         4.9.2 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion and without limiting any other options available to Landlord under this Lease or otherwise, elect to terminate this Lease by notice in writing to Tenant within forty (40) Business Days after the occurrence of such damage. Such notice shall be effective twenty (20) Business Days after receipt by Tenant unless a later date is set forth in Landlord's notice.

         4.9.3 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises, or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) Business Days after such requirement is made by such holder, whereupon this Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term.

4.10 CONDEMNATION. If all of the Premises, or such portions of the Building as may be required for the Tenant's reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Premises or a portion of the Building not required for the Tenant's reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant's Pro Rata Share may be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant's moving expenses or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 PARKING. Tenant shall have the nonexclusive privilege to use parking spaces on the Land in common with other tenants of Landlord, but only in areas reasonably designated by Landlord and only on a first-come-first-served basis. Tenant's parking privileges shall be subject to the rules and regulations relating to parking adopted by Landlord from time to time. Landlord shall have the right to grant designated, reserved parking stalls to other tenants in the Building. Landlord makes no representations or warranties concerning the availability of parking for Tenant's use at any time during the Term. Landlord shall have no obligation whatsoever to monitor or police the use of the parking or other common areas.

4.12 INDEMNIFICATION. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) any act, omission or negligence of Tenant or Tenant's Agents, (c) any breach or default under this Lease by Tenant, or (d) the installation, interconnection and use of Tenant's telecommunications equipment as specified in paragraph 2.4 hereof. Neither Landlord nor Landlord's Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant's Agents, for any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; inability to furnish any service required of Landlord as specified in this Lease; or leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building; except for Claims arising solely out of the gross negligence or willful misconduct of Landlord, Landlord's Agents or contractors in failing to repair or maintain the Building as required by this Lease after notice by Tenant as required by the paragraph captioned "Maintenance and Repair by Landlord"; provided that, in no event shall Landlord be responsible for any interruption to Tenant's business or for any indirect or consequential losses suffered by Tenant or Tenant's Agents. The obligations of this paragraph shall be subject to the paragraph captioned "Waiver of Subrogation".

4.13     TENANT INSURANCE.

      4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect:

         (a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant's obligations under the paragraph captioned "Indemnification", on or before the time Tenant and/or its contractors enter the Premises and insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of this Lease of not less than Two Million Dollars ($2,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord's request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an "occurrence" rather than a "claims made" basis, and which policy names Landlord and Manager and, at Landlord's request Landlord's mortgage lender(s) or investment advisors, as additional insureds;

         (b) A policy of extended property insurance (which is commonly called "all risk") covering Tenant Improvements, Tenant Alterations, and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement value of such property; and

         (c) Business interruption insurance in an amount sufficient to cover costs, damages, lost income, expenses, Base Rent, Additional Rent and all other sums payable under this Lease, should any or all of the Premises not be usable for a period of up to six (6) months.

      4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days' written notice to Landlord. Tenant shall deliver to Landlord and, at Landlord's request Landlord's mortgage lender(s), prior to the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

      4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 LANDLORD'S INSURANCE. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

         (a) A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an "occurrence" rather than a "claims made" basis; and

         (b) A policy of extended property insurance (what is commonly called "all risk") covering the Building and Landlord's personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property.

         Landlord may, but shall not be required to, maintain property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be "blanket" policies which cover other properties owned by Landlord. To the extent that any payment on an insurance claim under any Landlord's policy is reduced by a deductible, such deductible shall be an Operating Cost.

4.15 WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, or personal property located therein, by reason of fire or other casualty regardless of cause or origin, including the negligence or misconduct of Landlord, Tenant, Landlord's Agents or Tenant's Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this subparagraph, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this subparagraph.

4.16     ASSIGNMENT AND SUBLETTING BY TENANT.

      4.16.1 Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord's written consent, which consent Landlord shall not unreasonably withhold or delay, subject at all times to Landlord's rights under paragraph 4.16.3 of this Lease. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord, in addition to any other remedies provided in this Lease or by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, security deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease. No consent once given by Landlord to any assignment or subletting shall be deemed to relieve Tenant or any assignee or subtenant from the obligations of seeking Landlord's prior written consent to any subsequent transfer.

      4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant's or assignee's business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by a certified public accountant and by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. At the same time that Tenant provides Landlord with notice of its desire to assign or sublease, Tenant shall pay to Landlord the sum of $750 as Landlord's fee for processing such proposed assignment and sublease, including attorneys' fees incurred by Landlord with respect to such processing. Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

      4.16.3 In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any commercial factor it deems relevant. Without limiting what may be construed as a factor considered by Landlord in good faith, Tenant agrees that any one or more of the following will be proper grounds for Landlord's disapproval of a proposed assignment or sublease:

         (a) The proposed assignee or subtenant does not, in Landlord's good faith judgment, have financial worth or creditworthiness equal to or greater than that of Tenant as of the execution date of this Lease or sufficient financial worth to insure full and timely performance under this Lease;

         (b) Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in clause (a);

         (c) The proposed assignee or subtenant has a reputation for disputes in contractual relations, for failure to observe and perform its contractual obligations in a timely and complete manner or for negative business relations in the business community as a tenant of property or otherwise;

         (d) Landlord has received from any prior lessor of the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant;

         (e) Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

         (f) The use of the Premises by the proposed assignee or subtenant will not be a Permitted Use;

         (g) In Landlord's judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is not compatible with the businesses of other tenants in the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

         (h) The use of the Premises by the proposed assignee or subtenant will violate any Governmental Requirement or create a violation of Access Laws;

         (i) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during the twenty-four (24) months preceding the date that Tenant shall request such consent;

         (j) Landlord does not approve of any of the tenant improvements required for the proposed assignee or subtenant; or

         (k) Landlord has had contact with the proposed assignee or subtenant, in the six (6) months preceding Tenant's request, regarding the leasing of space by such proposed assignee or subtenant in the Building or any other buildings owned by Landlord in the metropolitan area in which the Land is located.

         (l) the proposed assignee or subtenant is then a tenant of Landlord in the Building or a tenant of Landlord or an affiliate of Landlord in another property.

      4.16.4 Within ten (10) Business Days after Landlord's receipt of all required information to be supplied by Tenant pursuant to this paragraph, Landlord shall notify Tenant of Landlord's approval, disapproval or conditional approval of any proposed assignment or subletting. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content satisfactory to Landlord.

      4.16.5 Any transfer, assignment or hypothecation, whether singly or through an orchestrated series of transactions, of any of the stock or interest in, or the assets of, Tenant which is either: (a) greater than fifty percent (50%) of such stock, interest or assets or (b) intended as a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph. Notwithstanding anything to the contrary in the immediately preceding sentence, Tenant shall have the right, upon prior written notice to Landlord, but without obtaining Landlord's prior consent to assign this Lease to an entity to which Tenant shall transfer all or substantially all of its stock or assets, provided that said transferee shall execute and deliver to Landlord an assignment and assumption agreement in form and content satisfactory to Landlord. Notwithstanding anything herein to the contrary, any sale of the stock of Tenant pursuant to an initial public offering, one (1) or more subsequent public offerings, or other form of public financing shall not be deemed to be an assignment within the meaning and provisions of this paragraph and shall not be subject to the provisions of this paragraph.

      4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess.

         4.16.7 Notwithstanding anything to the contrary contained in the foregoing, the provisions of paragraph 4.16.5 shall not apply to any transactions by Tenant with an entity into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred or with any entity which controls or is controlled by Tenant or is under common control with Tenant or with which Tenant, directly or indirectly, has a 50 percent or greater ownership interest, or which directly or indirectly, has a fifty percent (50%) or greater interest in Tenant, provided that in any of such events (x) Landlord is provided with evidence satisfactory to it that the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (y) in the case of any assignment of this Lease, the assignee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting except in accordance with the express provisions of this Lease.

         4.16.8 If Tenant shall propose to assign this Lease or to sublet all or any portion of the Premises, Landlord shall have the right to recapture the Premises or the applicable portion thereof (a "Recapture") by giving written notice of such Recapture to Tenant within fifteen (15) Business Days after receipt of Tenant's written request for Landlord's consent to such proposed assignment or subletting. Tenant shall have no right to retract its request for Landlord's consent to assign or sublease once such request has been made. Such Recapture shall terminate this Lease as to the applicable space effective on the prospective effective date of assignment or subletting, which shall be the last day of a calendar month and shall not be earlier than forty-five (45) Business Days after receipt of Tenant's request hereunder. If less than the entire Premises are recaptured, Landlord and Tenant agree that this Lease shall remain in full force and effect with respect to that remaining area not recaptured by Landlord. Tenant agrees to surrender that portion of the Premises recaptured by Landlord in accordance with the terms and conditions of this Lease. Notwithstanding the first sentence of this subparagraph, Landlord shall have no right to Recapture the Premises or applicable portion thereof if Tenant's proposed assignment or sublet is to an affiliate, a controlled or controlling entity, as aforesaid, or successor entity.

4.17 ASSIGNMENT BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord's Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability; provided that, as to the Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Security Deposit or Prepaid Rent to its successor-in-interest.

4.18 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying, if accurate, that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant's statements may be relied upon by a prospective purchaser or mortgagee of Landlord's interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this paragraph, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee current financial statements as regularly prepared by or at the direction of Tenant (including a statement of operations and balance sheet) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any entity which owns a controlling (i.e., greater than fifty percent [50%]) interest in Tenant,
(iii) any entity the controlling interest of which is owned by Tenant, (iv) any successor entity to Tenant by merger or operation of law, and (v) any guarantor of this Lease.

4.19 MODIFICATION FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord's lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect Tenant's rights under this Lease.

4.20     HAZARDOUS SUBSTANCES.

         4.20.1 Tenant agrees that neither Tenant, any of Tenant's Agents nor any other person under the control of Tenant for whom Tenant is legally responsible will store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant's business in the Premises, provided that, (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant's operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building; and (d) in no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of property coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord's discretion.

         4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of any breach of any provision of this paragraph, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees. Tenant agrees that Landlord may be irreparably harmed by Tenant's breach of this paragraph and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord's election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord's other remedies against Tenant.

         4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the first paragraph of the paragraph captioned "Hazardous Substances."

4.21     ACCESS LAWS.

         4.21.1 Tenant agrees to notify Landlord immediately if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph, Tenant's notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

         4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord's responsibilities for compliance with Access

Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord's consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alternation complies with any Access Law.

         4.21.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant's use of the Premises, including the hiring of employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises at the request of Tenant, regardless of whether such improvements are constructed prior to or after the Commencement Date.

         4.21.4 Landlord shall deliver the Premises to Tenant in compliance with the Access Laws. From and after the Commencement Date, Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant's responsibility as provided in the preceding subparagraph. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant's responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements (not to exceed ten (10) years) using an amortization rate of twelve percent (12%) per annum, and shall be an Operating Cost for purposes of this Lease.

         4.21.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant's Agents to comply with Tenant's obligations under this paragraph.

         4.21.6 The provisions of this paragraph shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs.

4.22 QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease and otherwise subject to all of the terms and conditions of this Lease, shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

4.23 SIGNS. Tenant shall be permitted to have its entity name listed on the main directory sign for the Building situated in the main lobby of the Building. Tenant shall be permitted to install next to Tenant's entryway into the Premises, as part of the preparation of the Premises for Tenant's occupancy (with the cost thereof included in the Tenant Improvement Costs), one (1) entryway sign bearing Tenant's name. Said sign shall be of a size, design and coloration, and in a location consistent with Landlord's standard tenant entryway signage for the Building.

4.24 SUBORDINATION. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor's lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease; provided that, Landlord provides Tenant with a commercially reasonable nondisturbance agreement on the standard form of the applicable lender or ground lessor. Notwithstanding the foregoing, the holder or beneficiary of such mortgage, deed of trust, ground lease, vendor's lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor's lien or similar instrument to this Lease. Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.25 WORKERS COMPENSATION IMMUNITY. If and to the extent that Tenant is obligated to indemnify, defend or hold harmless Landlord or Landlord's Agents from any Claims arising from its use of the Premises or any act or failure to act by Tenant or Tenant's Agents or otherwise, Tenant expressly waives, to and in favor of Landlord and Landlord's Agents, its statutory workers compensation act employers immunity relative to any injury to an employee or employees of Tenant.

4.26 BROKERS. Landlord and Tenant acknowledge that no real estate broker or agent or other party entitled to any brokerage fee, commission or other compensation in connection with this Lease, other than Trammell Crow Company and Spaulding & Slye (herein collectively called the "Broker") has dealt with either Landlord or Tenant. Landlord shall pay and discharge the Broker's commission pursuant to a separate commission agreement. Tenant shall indemnify and hold harmless Landlord from all Claims arising out of any brokerage claims due to any dealings by Tenant with any party other than the Broker in connection with this Lease. Landlord shall indemnify and hold harmless Tenant from all Claims arising out of any brokerage claims due to any dealings by Landlord in connection with this Lease. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

4.27 EXCULPATION AND LIMITATION OF LIABILITY. Landlord has executed this Lease by its trustee signing solely in a representative capacity. Notwithstanding anything contained in this Lease to the contrary, Tenant confirms that the covenants of Landlord are made and intended, not as personal covenants of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the representative powers conferred upon the trustee by its principal. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against the Landlord's estate and interest in the Building and Landlord shall have no personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Further, in no event whatsoever shall any Landlord's Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant. In no event shall Landlord or Landlord's Agents ever be liable for indirect or consequential damages.

4.28     MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES.

         4.28.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such Claim. If Tenant fails to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of bill therefor.

         4.28.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay them or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

4.29     INTENTIONALLY DELETED.

                         SECTION 5: DEFAULT AND REMEDIES

5.1      EVENTS OF DEFAULT.

      5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant ("EVENT OF DEFAULT"):

         (a) vacation or abandonment of all or any portion of the Premises;

         (b) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by

Tenant under this Lease within three (3) Business Days after Tenant receives notice from Landlord of Tenant's failure to pay any such sums, provided, however, that Tenant shall be entitled to receive only two (2) such notices in any twelve (12) month period and upon the third (3rd) such occurrence of nonpayment within such period no notice shall be due Tenant prior to any Event of Default for nonpayment of any sum due;

         (c) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of twenty (20) days after written notice from Landlord provided, however, if such default cannot be cured within such twenty (20) day period and Tenant commences to cure such default within such period and diligently prosecutes such cure to completion, then Tenant shall have an additional reasonable period, not to exceed sixty (60) days, to cure such default; or

         (d) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within twenty (20) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease; (4) any execution, levy, attachment or other process of law against any property of Tenant or Tenant's interest in this Lease, unless the same is dismissed within twenty (20) Business Days; (5) adjudication that Tenant is bankrupt; (6) the making by Tenant of a transfer in fraud of creditors; or (7) the failure of Tenant to generally pay its debts as they become due; or

         (e) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.

      5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

      5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an "unexpired lease" under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 REMEDIES. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph.

      5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

         (a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

         (b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

         (c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

         (d) the amount by which the aggregate of the unpaid Base Rent, Additional Rent and all other sums payable under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could be reasonably avoided, with such difference being discounted to present value at the Prime Rate at the time of award; plus

         (e) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result from such failure, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs; plus

         (f) all such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

         5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining term of the Lease, discounting such amount to present value at the Prime Rate.

         5.2.4 If Tenant vacates, abandons or surrenders the Premises without Landlord's consent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant's cost, to make reasonable alterations and repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.5.

         5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: an act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any repairs or alterations made by Landlord to the Premises; re-entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph; or the appointment of a receiver, upon the initiative of Landlord, to protect Landlord's interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

         5.2.6 If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders' fees and leasing commissions); third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises in connection with the reletting; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord's expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

         5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for ten (10) Business Days after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph as in the case of default by Tenant in the payment of Base Rent.

5.4 LANDLORD'S DEFAULT. In the event that Landlord defaults under or breaches this Lease, Tenant shall notify Landlord of such default or breach in writing, and Tenant shall not exercise any right or remedy which Tenant may have under this Lease or at law if Landlord commences to cure such default or breach within twenty (20) Business Days after receipt of Tenant's notice and thereafter diligently prosecutes the cure to completion.

                       SECTION 6: MISCELLANEOUS PROVISIONS

6.1 NOTICES. Any notice, request or written communication required or permitted to be delivered under this Lease shall be: (a) in writing; (b) transmitted by personal delivery, express or courier service, United States Postal Service in the manner described below, or electronic means of transmitting written material; and (c) deemed to be delivered on the earlier of the date received or four (4) Business Days after having been deposited in the United States Postal Service, postage prepaid. Such writings shall be addressed to Landlord or Tenant, as the case may be, at the respective designated addresses set forth opposite their signatures, or at such other address(es) as they may, after the execution date of this Lease, specify by written notice delivered in accordance with this paragraph, with copies to the persons at the addresses, if any, designated opposite each party's signature. Those notices which contain a notice of breach or default or a demand for performance may be sent by any of the methods described in clause (b) above, but if transmitted by personal delivery or electronic means, shall also be sent concurrently by certified or registered mail, return receipt requested.

6.2 ATTORNEY'S FEES AND EXPENSES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of Base Rent, Additional Rent or any other sums payable under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or the eviction of Tenant during the Lease Term or after the expiration or earlier termination of this Lease, the non-breaching party shall be entitled to a reasonable sum for attorney's and paralegal's fees, expenses and court costs, including those relating to any appeal.

6.3 NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of an amount less than the Base Rent or Additional Rent or any other sum due and payable under this Lease shall be deemed to be other than a payment on account of the Base Rent, Additional Rent or other such sum, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude Landlord's right to recover the balance of any amount payable or Landlord's right to pursue any other remedy provided in this Lease or at law.

6.4 SUCCESSORS; JOINT AND SEVERAL LIABILITY. Except as provided in the paragraph captioned "Exculpation and Limitation of Liability" and subject to the paragraph captioned "Assignment by Landlord", all of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term "Tenant," then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 CHOICE OF LAW. This Lease shall be construed and governed by the laws of the state in which the Land is located. Tenant consents to Landlord's choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 NO WAIVER OF REMEDIES. The waiver by Landlord of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of Landlord to insist on the strict performance by Tenant of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord's Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Base Rent, Additional Rent or any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by Landlord must be in writing and signed by Landlord to be effective.

6.7 OFFER TO LEASE. The submission of this Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

6.8 FORCE MAJEURE. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, Governmental Requirements (including mandated changes in the Plans and Specifications or the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including Landlord or Tenant, as the case may be, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord or Tenant, as the case may be, then performance of such act or obligation shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay. Notwithstanding the foregoing, nothing herein shall excuse Tenant from the payment of any amount of Base Rent, Additional Rent or other charges as and when due under the Lease.

6.9 LANDLORD'S CONSENT. Unless otherwise provided in this Lease, whenever Landlord's consent, approval or other action is required under the terms of this Lease, such consent, approval or action shall be subject to Landlord's judgment or discretion exercised in good faith and shall be delivered in writing.

6.10 SEVERABILITY; CAPTIONS. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.11 INTERPRETATION. Whenever a provision of this Lease uses the term (a) "include" or "including", that term shall not be limiting but shall be construed as illustrative, (b) "covenant", that term shall include any covenant, agreement, term or provision, (c) "at law", that term shall mean at law or in equity, or both, and (d) "day", that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.12 INCORPORATION OF PRIOR AGREEMENT; AMENDMENTS. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.13 AUTHORITY. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.14 TIME OF ESSENCE. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.15 SURVIVAL OF OBLIGATIONS. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.16 CONSENT TO SERVICE. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph shall affect the right to serve process in any other manner permitted by law. Service shall be made to the attention of Tenant's chief executive officer.

6.17 LANDLORD'S AUTHORIZED AGENTS. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord's Agents, only officers of Riggs Bank N.A., are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease or to compromise any of Landlord's claims under this Lease or to bind Landlord in any manner.

6.18 WAIVER OF JURY TRIAL. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or relating in any way to this Lease.

6.19.1 INTENTIONALLY DELETED.


6.20     YEAR 2000 COMPLIANCE.

         6.20.1 CORRECTIONS AND CONTINGENCY PLAN. With regard to the "Landlord Systems and Equipment" (defined below), Landlord will make good faith efforts to locate and correct any "Year 2000 Problems" (defined below) where it is reasonably feasible to do so. With regard to "Tenant Systems and Equipment" (defined below), Tenant will make good faith efforts to locate and correct any "Year 2000 Problems where it is reasonably feasible to do so.

         6.20.2 DAMAGES AND RENT ABATEMENT. As long as Landlord has complied in good faith with the obligations stated in subsection 6.20.1, Landlord shall have no liability to Tenant for any damage to Tenant's business or property occurring in connection with the millennium change. If the millennium change causes a failure in Landlord's Equipment or Systems, Landlord shall use commercially reasonable efforts to correct the failure in Landlord's Equipment or Systems as promptly as reasonably possible and the Base Rent due hereunder shall be abated during the period that the Premises are untenantable due to that failure. If the millennium change causes a failure in Tenant's Equipment or Systems, which is not the direct result of a failure in Landlord's Equipment or Systems, there shall be no abatement.

         6.20.3 DEFINITIONS. "Landlord's Systems and Equipment" shall mean the building-wide systems and equipment which Landlord is responsible for maintaining and repairing pursuant to Section 4.1. "Tenant's Equipment and Systems" shall mean the systems and equipment which Tenant is responsible for maintaining and repairing pursuant to Section 4.3, including, without limitation, Tenant's telecommunications equipment (phones, faxes, etc.). "Year 2000 Problem" means a failure of equipment or systems to operate properly due to computer programming errors associated with the change in the millennium, often associated with programming which provides only a two (2) digit date field.






    [Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:       LANDLORD:

c/o Riggs Trust Group                  RIGGS & CO., a division of RIGGS BANK
Attn:________________________          N.A., as Trustee of the Multi-Employer
808 17th Street, N.W.                  Property Trust, a trust organized under
Washington, DC  20006                  12 C.F.R. Section 9.18.
Facsimile:  202-835-6887

                                       By: /s/ Leanne Tobias
    with copy to Manager at:              -------------------------------------
                                           Name: Leanne Tobias
                                           Its: Managing Director

25 Corporate Drive
Burlington, MA 01803

__________________________________


Designated Address for Tenant:         TENANT:

__________________________________
__________________________________     HEALTHGATE DATA CORP., a Delaware
__________________________________     corporation
__________________________________
__________________________________
                                       By: /s/ Mary B. Miller
Facsimile:________________________        --------------------------------------
                                           Name: Mary B. Miller
                                           Its: Chief Financial Officer

With a copy to:
Stephen M. Kane, Esq.
Rich, May Bilodeau &  Flaherty, P.C.
176 Federal Street
Boston, MA 02110

                            LANDLORD ACKNOWLEDGEMENT



                         )
DISTRICT OF COLUMBIA     ) ss.
                         )


         On this 10th day of February, 2000, before me personally appeared Leanne Tobias, to me known to be a Managing Director of Riggs & Co., a division of Riggs Bank N.A., the Trustee of the Multi-Employer Property Trust, the national banking association that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association as trustee, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                             Name: /s/ Denise Hart-Gamble
                                  ----------------------------------------------
                             NOTARY PUBLIC in and for the District of Columbia, residing at Riggs Bank N.A.
                             My appointment expires: March 31, 2003

                      TENANT ACKNOWLEDGEMENT (CORPORATION)



_____________________________)
                             ) ss.
_____________________________)


         On this 4th day of February, 2000, before me, a Notary Public in and for the Commonwealth of Massachusetts personally appeared Mary B. Miller, the Chief Financial Officer of HealthGate Data Corp., the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed the day and year first as above written.



                             ___________________________________________________
                             Name: /s/ Patricia S. Quinn
                                  ----------------------------------------------
                             NOTARY PUBLIC in and for the___________ of ________ residing at________________________________________

                             My appointment expires: March 25, 2005

[NOTARIAL SEAL]